Share Transfer Agreement SCMP

between

Reederei Hartmann GmbH & Co. KG
Leer / Germany

(hereinafter referred to as “Hartmann”)

and

Suresh Capital Maritime Partners Germany GmbH
Leer / Germany

(hereinafter referred to as “SCMP”)

WHEREAS

(A)	Hartmann and SCMP are the sole limited partners of the following limited partnerships:

ATL Offshore GmbH and Co. MS “Juist” KG
ATL Offshore GmbH and Co. MS “Norderney” KG
ATL Offshore GmbH and Co. “Isle of Baltrum” KG
ATL Offshore GmbH and Co. “Isle of Langeoog” KG
ATL Offshore GmbH and Co. “Isle of Amrum” KG
ATL Offshore GmbH and Co. “Isle of Sylt” KG
ATL Offshore GmbH and Co. “Isle of Wangerooge” KG
ATL Offshore GmbH and Co. “Isle of Neuwerk” KG
ATL Offshore GmbH and Co. “Isle of Usedom” KG

(hereinafter together referred to as the “SPVs” and individually as “SPV” or as “SPV Juist”; “SPV Norderney”, “SPV Baltrum”, SPV “Langeoog”, “SPV Amrum”, “SPV Sylt”, “SPV Wangerooge”, “SPV Neuwerk” and “SPV Usedom”; and

Share_Transfer_Agreement_SCMP

(B)
the amount of liability coverage agreed in the partnership agreements for each of SPV Juist, SPV Norderney, SPV Baltrum, SPV Langeoog is € 12,000,000.00 (Euros twelve million) (hereinafter referred to as the “Agreed Equity A”); and

(C)
the amount of liability coverage agreed in the partnership agreements for each of SPV Amrum, SPV Sylt, SPV Wangerooge and SPV Neuwerk is € 13,500,000.00 (Euros thirteen million five hundred thousand) (hereinafter referred to as the “Agreed Equity B”); and

(D)
the amount of liability coverage agreed in the partnership agreement of SPV Usedom is € 38,000,000.00 (Euros thirty eight million) (hereinafter referred to as the “Agreed Equity C” and together with the Agreed Equity A and Agreed Equity B referred to as the “Agreed Equity”); and

(E)
Hartmann agreed to contribute a liability coverage as a limited partner in the amount of 25% (twenty five per cent) of the Agreed Equity (hereinafter referred to as the “Hartmann Share”), i.e. € 3,000,000 in the case of Agreed Equity A, € 3,375,000 in the case of Agreed Equity B and € 9,500,000 in the case of Agreed Equity C; and

(F)
SCMP agreed to contribute a liability coverage as a limited partner in the amount of 75% (seventy five per cent) of the Agreed Equity (hereinafter referred to as the “SCMP Share”); i.e € 9,000,000 in the case of Agreed Equity A, € 10,125,000 in the case of Agreed Equity B and € 28,500,000 in the case of Agreed Equity C; and

(G)
the SPVs are incorporated under the Laws of the Federal Republic of Germany having their registered office at Neue Straße 24, 26789 Leer, Germany and are represented by their personally liable partner ATL Offshore GmbH (hereinafter referred to as “ATL”); and

(H)
ATL has negotiated and obtained one loan (hereinafter referred to as the “Loan”) for and on behalf of the SPVs and three further limited partnerships represented by ATL named ATL Offshore GmbH and Co. “Isle of Fehmarn” KG, ATL Offshore GmbH and Co. “Isle of Mellum” KG and ATL Offshore GmbH and Co. “Isle of Memmert” KG (hereinafter referred to as the “SCMP I-B SPVs”) from Norddeutsche Landesbank Girozentrale (hereinafter referred to as “NordLB”) under a Loan Agreement dated 19th December, 2008 (hereinafter referred to as the “Loan Agreement”) in order to finance the acquisition of in total twelve anchor handling tug supply vessels presently built by Fincantieri Shipyard, Italy (hereinafter referred to as the “Vessels” or individually as the “Vessel”) one for each SPV and each of the SCMP I-B SPVs ; and

(H)
one condition under the Loan Agreement is that SCMP has paid € 37,950,000 as equity in total to the SPVs directly or indirectly through a trustee and the full amount of such equity is at the free and undisturbed disposal of the relevant SPV and payment of additional equity in the amount of € 40,970,000 is secured by a guarantee acceptable to NordLB before drawdown of any tranche of the Loan; and

(I)
Hartmann agreed to provide a corporate guarantee in the amount of € 40,700,000.00 (Euros forty million seven hundred thousand) (hereinafter referred to as the “Corporate Guarantee”) in favor of NordLB as security of the payment of the SCMP Share into each SPV’s bank account; and

(J)	the parties whish to agree in this Agreement the procedure upon which Hartmann may increase its limited share in the SPVs if the Corporate Guarantee is either partly or totally drawn.

NOW THEREFORE and in consideration of the foregoing recitations, the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.	SCMP Share
1.1
SCMP undertakes to collect funds as equity for the SPVs from its customers. SCMP shall use these funds exclusively for the capitalization of the SPVs up to the amount of the SCMP Share. SCMP will provide Hartmann with a monthly written report about the status of the collected payments credited as SCMP Share.

1.2
Hartmann acknowledges that such funds are made available by SCMP as SCMP Share by means of loans granted to SCMP (hereinafter referred to the “SCMP Equity Loans”) against a cash collateral deposited with the respective bank granting the loans (hereinafter referred to as the “SCMP Equity Finance Bank”). In order to secure that the funds collected are solely used for the capitalization of the SPVs via the SCMP Equity Loans, the funds collected shall be credited to an escrow account of the lawyers Ahlers & Vogel in Hamburg (hereinafter referred to as the “Escrow Account”). Ahlers & Vogel is hereby irrevocably instructed to release amounts from the escrow account, provided sufficient cover is on the account, either

(a) upon receipt of a drawdown note under the SCMP Equity Loans identifying theamount to be remitted as cash collateral, the bank account to which the amount shallbe transferred and the acknowledgement of the SCMP Equity Finance Bank that upon receipt of the amount a corresponding amount under the SCMP Equity Loans is remitted to the individual SPV as SCMP Share, or
(b) upon receipt of joint written instructions of SCMP and Hartmann including theamount and the bank account to which the funds shall be remitted.

1.3	Hartmann acknowledges SCMP has accrued interest on equity advanced to each SPV which is due and payable at delivery of each vessel.

1.4
ATL is responsible for conducting the business of each SPV according to the principles of a reasonable businessman which includes the calling in of the Agreed Equity when necessary for the operation of the SPVs.  The parties hereto confirm that if ATL deems it necessary to call in Agreed Equity for the operation of the SPVs then at the latest ninety days after delivery of the Vessel by the shipyard to SPV Juist and SPV Norderney and upon delivery of a Vessel by the shipyard to SPV Baltrum, SPV Langeoog, SPV Amrum, SPV Sylt, SPV Wangerooge, SPV Neuwerk, and SPV Usedom, the SCMP Share shall be paid into the bank account of the respective SPVs (hereinafter referred to as the “SCMP Equity Payment Date”).

2.	Corporate Guarantee fee

SCMP shall pay Hartmann for the provision of the Corporate Guarantee a fee of two per cent (2,0%) per annum of the average guaranteed amount in each month of a year. The average guaranteed amount is calculated as follows:

the amount outstanding at the 1st day of the month plus the amount outstanding at the last day of that month divided by two.
The fee is due for payment at the first day of the following month.
Any costs and expenses incurred by Hartmann in connection with the provision of this Corporate Guarantee shall be borne by SCMP.

3.	Distribution of Profits or Dividends and Payment of Interest
3.1
SCMP hereby accepts that although dividends may be declared and paid to SCMP as a limited partner of the SPVs, SCMP shall use such funds received exclusively to fund any remaining unfunded SCMP Share to achieve full share capitalization of the SPVs until payment of the SCMP Share in all SPVs is effected by payment of funds either by SCMP or by Hartmann according to this Agreement.

SCMP hereby accepts that although accrued interest on equity paid in advance of delivery of the respective Vessel shall be paid to SCMP as a limited partner of the SPVs at delivery of a Vessel, SCMP shall use such funds received exclusively to repay outstanding loans related to the SPVs at the SCMP Equity Finance Bank.

3.2
Ten (10) calendar days prior to the SCMP Equity Payment Date, ATL will establish an account for all SPVs in which ATL will propose a distribution of dividends or other distributions of revenue or capital nature to the limited partners taking however into consideration a liquidity reserve for the SPVs covering the payment obligations of the SPVs under the Loan Agreement and for the operational expenses of the respective Vessel for a period that satisfies the covenants of the Loan Agreement or longer if deemed prudent by ATL in conducting the business of the SPVs as a reasonable businessman.  Hartmann and SCMP hereby agree in advance to the distribution assessed by ATL under the condition that the payment due to SCMP is effected to the next SPV whose Vessel is to be delivered and where the SCMP Share has not been fully funded. In case of an excess of such a distribution of dividends such excess shall be used in the same order and procedure for the remaining SPVs whose SCMP Share is not fully funded at that time.

4.	Transfer of Limited Shares
4.1
Should SCMP not have paid the SCMP Share until the SCMP Equity Payment Date as defined in Clause 1.4 hereof either by funds collected or by distribution of dividends as described in Clause 3 hereof or by distribution of accrued interest as described in Clause 1.3 hereof, the outstanding balance of the SCMP Share of the specific SPV whose Vessel is delivered is paid by Hartmann to the account of the specific SPV with NordLB up to the total maximum amount of the Corporate Guarantee at the first banking day following the SCMP Equity Payment Date. Corresponding to that payment SCMP hereby irrevocably assigns the SCMP Share in the specific SPV at their nominal value to Hartmann up to the amount actually paid by Hartmann (hereinafter referred to the “Transferred SCMP Shares”). Hartmann accepts this assignment.

4.2
In any event Hartmann shall not own more than fifty per cent (50%) of the Agreed Equity in each SPV, i.e. € 6,000,000.00 (Euros six million) in the case of Agreed Equity A, € 6,750,000.00 (Euros six million seven hundred fifty thousand) in the case of Agreed Equity B and € 17,500,000.00 (Euros seventeen million five hundred thousand) in the case of Agreed Equity C (hereinafter together referred to as the “Share Threshold”). Accordingly Hartmann can only increase the Hartmann Share in each SPV by twenty five per cent (25%) of the Agreed Equity by means of SCMP Shares (hereinafter referred to as the “Available Scope of Shares”).

4.3
In case the amount outstanding of the SCMP Share in any SPV exceeds the Share Threshold, only shares up to the Available Scope of Shares in that SPV are transferred to Hartmann. For the payment in excess of the Share Threshold (hereinafter the “Excess Payment”), limited shares in all other SPVs are transferred to Hartmann at nominal value pari passu, provided the Share Threshold in these other SPVs is not exceeded.

4.4
In order to allocate the amount of limited shares which are transferred by SCMP to Hartmann at the SCMP Equity Payment Date, ATL shall establish an account at the SCMP Equity Payment Date in which for each SPV

(a) the outstanding amount of the SCMP Share is ascertained,
(b) the amount of Excess Payment is recorded.

Upon such account being established, the total amount of Excess Payment is allocated pari passu to the SPVs (hereinafter referred to as the “Excess Payment Share”) up to the Share Threshold. If the Excess Payment Share allocated to a SPV would exceed the Share Threshold of that SPV (hereinafter referred to as the “Second Excess Payment”), the Second Excess Payment shall be allocated to the SPVs remaining up to their Share Threshold (hereinafter referred to as the “Second Excess Payment Share”). This allocation procedure shall continue until Hartmann has received limited shares in the SPV at nominal value for its payment of the outstanding amount of the SCMP Share. The aforesaid procedure shall apply no matter whether a SPV took delivery of its respective Vessel or is waiting for delivery of its Vessel by Fincantieri Shipyard.

The status of capitalization of the SPVs with the Agreed Equity as of the date of this Agreement can be derived from the chart of equity payments attached hereto as Exhibit A.

4.5
SCMP warrants that until elapse of the SCMP Equity Payment Date the rights deriving from its participation as limited partner in the SPVs are not attached, pledged of in any other way encumbered or assigned.

4.6
Hartmann intends its direct entry of the Transferred SCMP Shares in the corporate register and undertakes to submit all necessary documents in relation thereto. SCMP hereby irrevocably declares its consent to the transfer according to this Agreement and irrevocably instructs Dr. Jan-Erik Pötschke in its capacity as lawyer of Ahlers & Vogel in Hamburg or any other lawyer of Ahlers & Vogel having power of representation, to make the necessary declarations to the corporate register under the existing notarized Commercial Register Power of Attorney forthwith in order to record the Transferred SCMP Shares in Hartmann’s name as ascertained by ATL according to this Agreement.

4.7
The parties hereto agree that the Transferred SCMP Shares and the thereto connected rights and obligations are transferred in rem at the date of entry into the records of the corporate register. The economical transfer of the Transferred SCMP Shares is effected with effect from the day on which payment is made by Hartmann to the SPV accounts with NordLB. From this day until the recording of Transferred SCMP Shares in the corporate register SCMP shall hold the Transferred SCMP Shares as trustee for and on behalf of Hartmann as trustor.

4.8	ATL hereby consents to the transfer of SCMP Shares to Hartmann according to this Agreement.

5.	Miscellaneous.
5.1
All changes of this Agreement have to be made in writing in such a form that written form on the same document is a condition of validity; this applies also to an agreement changing the written form requirement.

5.2
Should any of the provisions of this Agreement be or become invalid, the validity of the rest of the Agreement shall not be affected. The parties agree to substitute the invalid provision by a valid provision which covers the contents of the invalid provision in the best legal and economic way.

5.3	The costs and expenses of the required declarations to the corporate register are borne by the respective SPV. Any further costs and expenses of the parties shall be borne by SCMP.

5.4	This Agreement shall rank pari passu to other instruments granted in favour of Hartmann securing the outstanding indebtedness under the Corporate Guarantee.

5.5
This Agreement is governed and construed in accordance with German law. All disputes arising out of or in connection with this Agreement or concerning its validity shall be finally settled by arbitration in accordance with the Arbitration Rules of the German Maritime Arbitration Association (GMAA-Arbitration) in Hamburg.

SIGNED BY:
/S/	/S/
Reederei Hartmann GmbH & Co. KG Name: Dr. Niels Hartmann Title: Managing Director	Suresh Capital Maritime Partners Germany GmbH Name: Siva Suresh Title: Managing Director
/S/	/S/
ATL Offshore GmbH for and on behalf of the SPVs Name: Dr. Niels Hartmann Title: Managing Director	Acknowledged by Ahlers & Vogel Dr. Jan-Erik Pötschke Schaarsteinwegsbrücke 2; 20459 Hamburg

ADDENDUM NO. I

to
Share Transfer Agreement SCMP
signed in February 2009
between

Reederei Hartmann GmbH & Co. KG
Leer I Germany

(hereinafter referred to as "Hartmann")

and

Suresh Capital Maritime Partners Germany GmbH
Leer I Germany

(hereinafter referred to as "SCMP")

WHEREAS

(A) Hartmann and SCMP are the sole limited partners of the following limited partnerships:
ATL Offshore GmbH and Co. MS "Juist" KG
ATL Offshore GmbH and Co. MS "Norderney" KG
ATL Offshore GmbH and Co. "Isle of Baltrum" KG
ATL Offshore GmbH and Co. "Isle of Langeoog" KG
ATL Offshore GmbH and Co. "Isle of Amrum" KG
ATL Offshore GmbH and Co. "Isle of Sylt" KG
ATL Offshore GmbH and Co. "Isle of Wangerooge" KG
ATL Offshore GmbH and Co. "Isle of Neuwerk" KG
ATL shore GmbH and Co. "Isle of Usedom" KG
(hereinafter together referred to as the "SPVs" and individually as "SPV" or as "SPV Juist"; "SPV Norderney", "SPV Baltrum", SPV "Langeoog", "SPV Amrum", "SPV Sylt", "SPV Wangrooge", "SPV Neuwerk" and "SPV Usedom"; and

(B)
Hartmann agreed to assign a limited partner share in each SPV in the amount of EUR 10,000 (in words: Euro ten thousand) to UOS United Offshore Support GmbH & Co. KG (hereinafter referred to as "UOS") and a further limited partner share in each SPV in the same amount to Hartmann Offshore GmbH (hereinafter referred to as "Hartmann Offshore"); and

(C)
Hartmann agreed to a purchase option in favor of each UOS and Hartmann Offshore by which a further part up to the amount of EUR 170,000 (in words Euro one hundred seventy thousand) of its limited partner share can be purchased after delivery of the respective vessel to each respective SPV; and

Share_Transfer_Agreement_SCMP

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(D)	the parties whish to agree in this Addendum No.1 the amendments to the Share Transfer Agreement in view of the new limited partners UOS and Hartmann Offshore.

NOW THEREFORE and in consideration of the foregoing recitations, the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.	The Hartmann liability coverage as a limited partner in each of the following SPVs is reduced by in total € 20,000 (in words Euro twenty thousand).

2.	The assignment of limited shares in the SPVs by SCMP to Hartmann agreed in Article 4 of the Share Transfer Agreement shall remain unaffected by the reduction of Hartmann's limited partner share.

3.
For the purpose of reaching the Share Threshold agreed in Article 4.2 of the Share Transfer Agreement all limited partner shares of UOS and Hartmann Offshore including those acquired late under the purchase option referred to in recital (C) above are considered to be Hartmann limited partner shares.

4. UOS and Hartmann hereby consent to the assignment of limited shares from SCMP to Hartmann as agreed in the Share Transfer Agreement and waive their right of preemption granted to them in the partnership agreement of each SPV.

5.
UOS and Hartmann Offshore hereby acknowledge the contents of the Share Transfer Agreement and shall not undertake any action whatsoever which could affect the validity and enforcement of the Share Transfer Agreement.

6.      All other terms and conditions of the Share Transfer Agreement shall remain unaffected.

Addendum No I Share Transfer Agreement 20090513

3

Place: Rapazzo	Date: 20 May 2009

/s/	/s/
Reederei Hartmann GmbH & Co. KG Name: Dr. Niels Hartmann Title: Managing Director	Suresh Capital Maritime Partners Germany GmbH Name: Siva Suresh Title: Managing Director
/s/	/s/
ATL Offshore GmbH for and on behalf of the SPVs Name: Dr. Niels Hartmann Title: Managing Director	UOS United Offshore Support GmbH & Co. KG Name:Peter Labouvie Title:Managing Director

/s/	/s/
Hartmann Offshore GmbH Name:Niels Roggemann Title:Managing Director	Acknowledged by Ahlers & Vogel Dr. Jan-Erik Pötschke Schaarsteinwegsbrücke 2; 20459 Hamburg

Addendum No I Share Transfer Agreement 20090513

ADDENDUM NO. 2
to
Share Transfer Agreement SCMP
signed in February 2009
as amended by Addendum No. I dated 20th May, 2009

between

Reederei Hartmann GmbH & Co. KG
Leer / Germany
(hereinafter referred to as “Hartmann”)

and

Suresh Capital Maritime Partners Germany GmbH
Leer / Germany
(hereinafter referred to as “SCMP”)

and

UOS United Offshore Support GmbH & Co. KG
Leer / Germany
(hereinafter referred to as “UOS”)

and

Hartmann Offshore GmbH
Leer / Germany
(hereinafter referred to as “Hartmann Offshore”)

WHEREAS

(A)
SCMP requested to extend the period within which it had to remit its amount of liability coverage (hereinafter “SCMP Share”) in ATL Offshore GmbH & Co. MS “Juist” KG ( hereinafter “SPV Juist”) according to clause 1.4 of the Share Transfer Agreement from ninety (90) days to a longer period from delivery of the MV “UOS ATLANTIS”, and

Addendum No.2 Share Transfer Agreement 20090608.doc

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(B)	Hartmann agreed not to exercise its option to effect payment of the outstanding SCMP Share in SPV “Juist” until the new SCMP Equity Payment Date for SPV Juist, and

(C)	the parties whish to agree in this Addendum No. 2 the amendments to the Share Transfer Agreement and the status of SCMP Share payments.

NOW THEREFORE and in consideration of the foregoing recitations, the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.	All definitions used herein shall have the same meaning as in the original Share Transfer Agreement.

2.	The new SCMP Equity Payment Date for SPV Juist according to clause 1.4 of the Share Transfer Agreement is agreed to be Friday,14th August, 2009.

3.	Hartmann shall not be entitled to exercise its rights described in clause 4 of the Share Transfer Agreement with regard to SPV Juist before the elapse of the date mentioned und clause 1 hereof.

4.
For the purpose of clarifying the status of capitalization of the SPVs with Agreed Equity in February 2009 when the Share Transfer Agreement was signed and at the date falling ninety (90) days after delivery of “UOS ATLANTIS” to SPV Juist, i.e. 28th May 2009 (the “Original SCMP Equity Payment Date SPV Juist”), two tables were prepared by ATL which are attached hereto as Exhibit A, contents of which is acknowledged by all parties hereto.

5.	All other terms and conditions of the Share Transfer Agreement shall remain unaffected.

Addendum No.2 Share Transfer Agreement 20090608.doc

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Place_______Leer__________________	Date___18th__ June 2009

SIGNED BY:
/s/	/s/
Reederei Hartmann GmbH & Co. KG Name: Dr. Niels Hartmann Title: Managing Director	Suresh Capital Maritime Partners Germany GmbH Name: Siva Suresh Title: Managing Director
/s/	/s/
ATL Offshore GmbH for and on behalf of the SPVs Name: Dr. Niels Hartmann Title: Managing Director	UOS United Offshore Support GmbH & Co. KG Name:Peter Labouvie Title:Managing Director

/s/	/s/
Hartmann Offshore GmbH Name:Niels Roggemann Title:Managing Director	Acknowledged by Ahlers & Vogel Dr. Jan-Erik Pötschke Schaarsteinwegsbrücke 2; 20459 Hamburg

Addendum No.2 Share Transfer Agreement 20090608.doc